Exhibit 15

June 15, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 2, 2007 on our review of interim financial information of MasterCard Incorporated (the “Company”) for the three month periods ended March 31, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q (as subsequently amended on May 3, 2007) for the quarter ended March 31, 2007 is incorporated by reference in its Registration Statement on Form S-8 dated June 15, 2007.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP